UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 22, 2011

WADDELL & REED FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13913	51-0261715
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6300 Lamar Avenue

Overland Park, Kansas 66202

(Address of Principal Executive Offices) (Zip Code)

(913) 236-2000

(Registrant’s Telephone Number, including Area Code)

(Registrant’s Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02                                       DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(e)           On February 22, 2011, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Waddell & Reed Financial, Inc. (the “Company”) adopted performance goals under the Company’s 2003 Executive Incentive Plan, as amended and restated (the “EIP”), for the Company’s 2011 fiscal year.  Pursuant to the EIP, eligible participants may receive incentive awards of cash and restricted stock upon the achievement of these goals.  The 2011 performance goals are attached hereto as Exhibit 10.1 and incorporated herein by reference.  The cash awards for each participant will be calculated as a designated percentage (ranging from 10% to 35%) of the aggregate cash award amount available for grant to all participants, which amount is equal to six percent of the Company’s 2011 adjusted operating income.  The restricted stock award for each participant will be calculated as a designated percentage (ranging from 10% to 25%) of the aggregate restricted stock award amount available for grant to all participants, the amount of which is based upon the attainment of a targeted 2011 adjusted return on equity.  The Committee, in its discretion, designates the Company’s executive officers that are eligible to receive incentive awards under the EIP, as well as sets the designated percentage of the incentive award each participant is entitled to earn upon achievement of the financial performance goals.  Under the terms of the EIP, the Committee has the right, in its discretion, to reduce or eliminate entirely the amount of any incentive award payable to any participant, but any such reduction may not increase the award of another participant.  For the 2011 fiscal year, the Committee designated the following named executive officers of the Company eligible for the following maximum percentages of the aggregate cash and restricted stock awards granted under the EIP:

Named Executive Officers	Maximum Percentage of Cash Awards	Maximum Percentage of Restricted Stock Awards
Henry J. Herrmann, Chief Executive Officer	35%	25%
Daniel P. Connealy, Senior Vice President and Chief Financial Officer	10%	10%
Michael L. Avery, President	22%	25%
Thomas W. Butch, Executive Vice President and Chief Marketing Officer	17%	20%

Mr. Daniel C. Schulte is not a participant in the EIP for the 2011 fiscal year; however, he will be eligible to receive a cash incentive award and an equity incentive award in amounts determined in the Committee’s discretion in December 2011.

ITEM 5.03                                     AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

(a)           On February 23, 2011, the Board approved an amendment and restatement of the Company’s bylaws (as amended and restated, the “Restated Bylaws”), which amended Section 1 of Article III of the Company’s bylaws to increase the mandatory retirement age for non-employee directors from agee 76 to 79.

The above summary of the revisions to the Company’s bylaws is qualified in its entirety by reference to the Restated Bylaws, a copy of which is attached to this report as Exhibit 3.1 and incorporated by reference herein.

Item 9.01                                             Financial Statements and Exhibits.

(d)         Exhibits.

3.1	Amended and Restated Bylaws of Waddell & Reed Financial, Inc.

10.1	2011 Performance Goals established pursuant to the Waddell & Reed Financial, Inc. Executive Incentive Plan, as amended and restated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WADDELL & REED FINANCIAL, INC.

Date: February 24, 2011	By:	/s/ Daniel P. Connealy
Daniel P. Connealy
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Waddell & Reed Financial, Inc.

10.1	2011 Performance Goals established pursuant to the Waddell & Reed Financial, Inc. 2003 Executive Incentive Plan, as amended and restated.